UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2025

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2025, Capital Southwest Corporation (the “Company”) entered into (i) an Incremental Commitment Agreement (the “Apple Incremental Agreement”) by and among the Company, as borrower (the “Borrower”), Capital Southwest Equity Investments, Inc., as a subsidiary guarantor (the “Subsidiary Guarantor”), Apple Bank, as the increasing lender party thereto, and ING Capital LLC, as administrative agent (the “Administrative Agent”) and issuing bank and (ii) an Incremental Commitment Agreement (the “Mitsubishi Incremental Agreement”, together with the Apple Incremental Agreement, the “Incremental Agreements”, each an “Incremental Agreement”) by and among the Borrower, the Subsidiary Guarantor, Mitsubishi HC Capital America, Inc., as the increasing lender party thereto, and the Administrative Agent, both of which relate to the Third Amended and Restated Senior Secured Revolving Credit Agreement, dated August 2, 2023 (as amended on March 1, 2024, the “Credit Agreement” and the credit facility thereunder, the “Corporate Credit Facility”), by among the Borrower, the several lenders party to the Credit Agreement, the Administrative Agent, and Texas Capital Bank, N.A., as documentation agent. The Incremental Agreements increased the total commitments under the Credit Agreement by $25 million from $485 million to $510 million. The increase was executed under the accordion feature of the Credit Agreement, which allows for an increase in total commitments under the Corporate Credit Facility from new and existing lenders on the same terms and conditions as the existing commitments in an amount up to $750 million.

The description of the Incremental Agreements contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Incremental Agreements, each of which is attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1
Incremental Commitment Agreement dated April 9, 2025, by and among Capital Southwest Corporation, as borrower, Capital Southwest Equity Investments, Inc, as a Subsidiary Guarantor, Apple Bank, as Increasing Lender, and ING Capital LLC, as Administrative Agent.

10.2
Incremental Commitment Agreement dated April 9, 2025, by and among Capital Southwest Corporation, as Borrower, Capital Southwest Equity Investments, Inc, as a Subsidiary Guarantor, Mitsubishi HC Capital America, Inc., as Increasing Lender, and ING Capital LLC, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2025

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: President and Chief Executive Officer